Exhibit 10.9

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the "Agreement") is entered into this Agreement this _____ day of February, 2010, by  __________________ (the "Shareholder"), a shareholder of Left Behind Games Inc., a Washington corporation (the "Company"), for the benefit of the Company.

WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DP Acquisition, Inc., a California corporation and a wholly-owned subsidiary of the Company (“DP Acquisition”), and Digital Praise, Inc., a California corporation (“Digital Praise”), pursuant to which DP Acquisition shall be merged with and into Digital Praise, and Digital Praise shall be the surviving entity as a wholly-owned subsidiary of the Company (the “Merger”). (Terms not defined herein shall have the meanings ascribed to them in the Merger Agreement);

WHEREAS, prior to the consummation of the Merger, the undersigned was a shareholder of Digital Praise and received Merger Shares pursuant to the Merger, or was a holder of outstanding indebtedness of Digital Praise that agreed to cancel all or a portion of such indebtedness in exchange for Debt Cancellation Shares at or following the closing of the Merger;

WHEREAS, pursuant to Section 8.1 of the Merger Agreement, the Company has agreed to prepare and file a registration statement on Form S-1 with the Commission registering 40,000,000 of the Merger Shares and 50% of the Debt Cancellation Shares (the “Registrable Securities”) pursuant to the terms and conditions set forth in the Registration Rights Agreement attached as Exhibit H to the Merger Agreement (the “Registration Rights Agreement”);

WHEREAS, it is a condition to the Merger Agreement, that the recipients of Merger Shares enter into this Lock-up Agreement; and

WHEREAS, pursuant to the Merger Agreement, Digital Praise is required to use commercially reasonable efforts to cause each recipient of Debt Cancellation Shares to enter into this Lock-Up Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

1.  Lock-up of Shares.

(a)  The Shareholder herein agrees not, directly or indirectly, to sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any  contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition (collectively, "Transfer") of Lock Up Shares (as hereinafter defined) during the period commencing on the Effective Date and ending on the one-year anniversary of the Effective Date (the “Lock-up Period”).  As used herein, “Lock Up Shares” means the Merger Shares and/or Debt Cancellation Shares that are not Registrable Securities and are not included in a registration statement pursuant to Section 1.4 of the Registration Rights Agreement.

(b)  Upon expiration of the Lock-Up Period and for a period of two years thereafter, the Shareholder (or permitted transferee or assignee, as the case may be) agrees that he shall not sell in any given week any Merger Shares or Debt Cancellation Shares equal to 5% or more of the average trading volume of the prior week.

(c)  The foregoing restriction has been expressly agreed to preclude Shareholder from engaging in any hedging or other transaction during the Lock-up Period that is designed to or reasonably expected to lead to or result in a Transfer of the Lock-up Shares.  Such prohibited hedging or other transaction would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to the Lock-up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-up Shares.

(d)  The Shareholder also agrees and consents to the entry of stop transfer instructions with the Company's Transfer Agent against the Transfer of the Lock-up Shares except in compliance with the terms and conditions of this Agreement.

(e)  Upon the expiration of the Lock-up Period, the Company shall cause to have any and all restrictions issued pursuant to this Agreement removed and or lifted, as the case may be.

(f)  The restrictions contained in this Agreement shall not apply to shares of the Company’s Common Stock acquired by the Shareholder in the open market.

2.  Involuntary Transfer.  In the event any Lock-up Shares are subject to any involuntary transfer, whether by reason of death, bankruptcy or divorce proceedings or otherwise, the transferee of such Lock-up Shares shall take such Lock-up Shares subject to this Agreement. Any purported transfer of any of the Lock-up Shares that is not in accordance with this Agreement shall be null and void, and shall not operate to transfer any right, title or interest in such Lock-up Shares to the purported transferee. The Shareholder agrees that the Company shall not cause or permit the transfer of any Lock-up Shares to be made on its books unless the transfer is permitted by this Agreement and has been made in accordance with its terms.

3.  Governing Law.  The internal law, without regard for conflicts of law principals, of the State of California will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

4.  Amendment; Waiver.  This Agreement may not be amended or waived without the express written consent of the Company and the Shareholder.

SHAREHOLDER:

______________________________

Name:

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